Exhibit 99.1

Contacts:
James B. Hayes, Chairman
Peter M. Weil, CEO
(760) 929-6100

ASHWORTH, INC. NAMES ERIC R. HOHL CHIEF FINANCIAL OFFICER

CARLSBAD, Calif., March 7, 2007 — Ashworth, Inc., a leading designer of golf-inspired lifestyle sportswear, today announced that Eric R. Hohl has been appointed executive vice president, chief financial officer and treasurer, effective March 19, 2007. In this role, Mr. Hohl will be a key member of Ashworth’s executive management team with responsibility for all finance and various administrative functions. He will report directly to Peter M. Weil, Ashworth’s president and chief executive officer.

“We are pleased to announce that Eric is joining Ashworth as CFO,” said Mr. Weil. “We are confident that his extensive industry experience and knowledge of the apparel business, coupled with his financial acumen, will benefit Ashworth as we continue to implement initiatives aimed at improving our performance and growing the business. The Board of Directors and management look forward to working with Eric and believe he will be a tremendous asset to our Company.”

Mr. Hohl has more than 17 years of financial and senior level management experience as both chief financial officer and chief operating officer of start-ups and $100 million retail, apparel and technology companies. He joins Ashworth from ISE Corporation where he served as chief financial officer since 2005. At ISE, Mr. Hohl helped develop and implement short- and long-range corporate strategies for growth, profitability and control. Mr. Hohl also served as chief financial officer for Ritz Interactive, Inc. where during his tenure revenue grew from $19 million in 2000 to $70 million in 2003.

Mr. Hohl was a member of the initial management team of Billabong, a surf apparel company, where he was responsible for many facets of the start up of the company. Earlier in his career, Mr. Hohl spent six years as one of the initial members of the senior management team of Mossimo, Inc., guiding the company through a rapid stage of development.

Mr. Hohl, 45, holds an M.B.A. from the University of Southern California and a B.A. from University of California, Davis.

About Ashworth, Inc.

Ashworth, Inc. (NASDAQ: ASHW) is a leading designer of men’s and women’s golf-inspired lifestyle sportswear distributed domestically and internationally in golf pro shops, resorts, upscale department and specialty stores and to corporate customers. Ashworth’s three market-leading brands include: Ashworth Collection ™, a range of upscale sportswear designed to be worn on and off course; Ashworth Authentics ™, which showcases popular items from the Ashworth line; and Ashworth Weather Systems®, a technical performance line. Ashworth is also an Official Apparel Licensee of Callaway Golf Company.

Ashworth is also a leading designer, producer and distributor of headwear and apparel under The Game® and Kudzu® brands. The Game is a leading headwear brand to collegiate bookstores and Kudzu products are sold into the NASCAR/racing markets and through outdoors sports distribution channels, including fishing and hunting. Ashworth is also the exclusive on-site event merchandiser for the Kentucky Derby.

For more information, please visit the Company’s Web site at www.ashworthinc.com.

Forward-Looking Statements

This press release contains forward-looking statements related to the Company’s market position, finances, operating results, marketing and business plans and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believes,” “anticipates,” “expects,” “predicts,” “estimates,” “projects,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or unanticipated events unless required by law. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the uncertainties associated with implementing a successful transition in executive leadership, the evaluation of strategic alternatives that may be presented, timely development and acceptance of new products, as well as strategic alliances, the integration of the Company’s acquisition of Gekko Brands, LLC, the impact of competitive products and pricing, the success of the Callaway Golf apparel product line, the preliminary nature of bookings information, the ongoing risk of excess or obsolete inventory, the potential inadequacy of booked reserves, the successful operation of the distribution facility in Oceanside, CA, the successful implementation of the Company’s ERP system, and other risks described in Ashworth, Inc.’s SEC reports, including the annual report on Form 10-K for the year ended October 31, 2006 quarterly reports on Form 10-Q filed thereafter and amendments to any of the foregoing reports, including the Form 10-K/A for the year ended October 31, 2006.